Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW Atlantic Station 201 17th Street, NW | Suite 1700 Atlanta, GA 30363 T 404.322.6000 F 404.322.6050 nelsonmullins.com

March 8, 2024

FirstSun Capital Bancorp

1400 16th Street, Suite 250

Denver, Colorado 80202

Ladies and Gentlemen:

We have acted as counsel to FirstSun Capital Bancorp, a Delaware corporation (“FirstSun”), in connection with the proposed registration by the Company for resale by certain selling stockholders of up to 2,461,538 shares of its common stock, par value $0.0001 per share (the “Common Stock”), previously issued by the Company in reliance upon an exemption from registration pursuant to the Securities Act of 1933, as amended (the “Act”), under Rule 506 of Regulation D and Section 4(2) of the Act (the “Private Placement”), and the related preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 that is being filed herewith under the Act (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The shares of Common Stock to be registered pursuant to the Registration Statement (the “Registrable Shares”) are being registered pursuant to the registration rights agreement entered into by the Company with each of the stockholders who received shares of Common Stock in connection with the Private Placement. The Registrable Shares are being offered by certain selling stockholders.

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion letter, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Certificate of Incorporation, as amended, and the Bylaws, (ii) minutes and records of corporate proceedings of the Company with respect to the issuance and sale of the Registrable Shares, (iii) the securities purchase agreement, registration rights agreement and selling stockholders questionnaires related to the Registrable Shares, and (iv) statements and representations of officers of the Company and other representatives of the Company and its agents, including certificates provided in connection with the Private Placement of the shares that are registered for resale by the Registration Statement.

For purposes of this opinion letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion letter is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company, the selling stockholders and their agents.

California | Colorado | District of Columbia | Florida | Georgia | Maryland | Massachusetts | New York

North Carolina | South Carolina | Tennessee | West Virginia

FirstSun Capital Bancorp

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Registrable Shares have been duly authorized, validly issued and fully paid and are nonassessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Constitution of Delaware and reported judicial decisions interpreting those laws). We express no opinion with respect to the federal laws of the United States of America or the securities or “blue sky” laws of any state, including the securities laws of the State of Delaware.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement.  We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission.

This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion letter should the Delaware General Corporation Law be changed by legislative action, judicial decision or otherwise.

This opinion letter is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ NELSON MULLINS RILEY & SCARBOROUGH LLP